Exhibit 99.4

Consent of Person Nominated to Become a Director

I, DuBose Ausley, hereby consent to the use, in the Amendment No. 1 to the Registration Statement on Form S-1/A of Huron Consulting Group Inc., a Delaware corporation (the “Company”), to which this Consent is filed as an exhibit, of my name as a person nominated to become a director of the Company.

June 21, 2004	/s/ DuBose Ausley
DuBose Ausley